Exhibit 14.1

PricewaterhouseCoopers AG
St. Jakobs-Strasse 25
Postfach 3877
4002 Basel
Switzerland
Phone +41 58 792 51 00
Fax +41 58 792 51 10
www.pwc.ch

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form F-3ASR (No. 333-153696 and No. 333-157707), Registration Statements on Form F-3 (No. 333-60712 and No. 333-81862), Registration Statement on Form F-4 (No. 333-171381) and Registration Statements on Form S-8 (No. 333-119475, No. 333-137112, No. 333-162727 and No. 333-171739) of Novartis AG of our report dated January 25, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers AG

/s/ Peter M. Kartscher	/s/ Michael P. Nelligan

Peter M. Kartscher	Michael P. Nelligan
Audit expert	Global Relationship Partner
Auditor in charge

Basel, January 27, 2011

With offices in Aarau, Basel, Berne, Chur, Geneva, Lausanne, Lugano, Lucerne, Neuchâtel, Sitten, St. Gallen, Thun, Winterthur, Zug and Zurich, PricewaterhouseCoopers AG is a provider of auditing services and tax, legal and business consultancy services. PricewaterhouseCoopers AG is a member of a global network of companies that are legally independent of one another; the network is represented in some 150 countries throughout the world.